Allegiant Q3 2019 Earnings

Exhibit 99.1

ALLEGIANT TRAVEL COMPANY THIRD QUARTER 2019
FINANCIAL RESULTS
Third quarter 2019 fully diluted earnings per share of $2.70
Third quarter 2019 airline only diluted earnings per share of $3.06(1)
67th consecutive profitable quarter

LAS VEGAS. October 24, 2019 —Allegiant Travel Company (NASDAQ: ALGT) today reported the following financial results for the third quarter 2019, as well as comparisons to the prior year:

Consolidated	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
(unaudited)	2019	2018		2019	2018
Total operating revenue (millions)	$436.5	$393.1	11.0%	$1,379.9	$1,255.3	9.9%
Operating income (millions)	72.1	26.2	175.5	271.3	180.4	50.4
Net income (millions)	43.9	15.1	190.0	171.6	120.4	42.6
Diluted earnings per share	$2.70	$0.94	187.2%	$10.54	$7.45	41.5%

Airline only	Three Months Ended September 30,		Percent Change	Nine Months Ended September 30,		Percent Change
(unaudited)	2019	2018		2019	2018
Airline operating revenue (millions)(1)	$430.9	$390.4	10.4%	$1,366.0	$1,249.3	9.3%
Airline operating income (millions)(1)	77.3	29.7	160.3%	291.4	187.7	55.2%
Airline operating margin	17.9%	7.6%	10.3 pts.	21.3%	15.0%	6.3 pts.
Airline diluted earnings per share(1)	$3.06	$1.15	166.1%	$11.85	$7.91	49.8%

Airline CASM ex fuel (cents)(1)	6.40	6.78	(5.6)%	6.13	6.37	(3.8)%

(1) Denotes a non-GAAP financial measure. Refer to the Non-GAAP Presentation section within this document for further information.

Allegiant Q3 2019 Earnings

"I couldn’t be happier about our post fleet transition results with our third consecutive quarter of airline margin expansion," stated Maurice J. Gallagher, Jr., chairman and CEO of Allegiant Travel Company. "This is our 67th consecutive profitable quarter and we've nearly tripled EPS versus the same period a year ago, despite having eight fewer aircraft in the current fleet. Airline operating margin increased ten-plus points to almost 18 percent in the quarter. Even without the year over year benefits from lower fuel cost per gallon, our airline operating margins would have been greater than 15 percent, almost twice as high as last year.

“We have discussed a number of times previously how our model post-transition will remain intact. After three full quarters, I am comfortable stating not only is it intact, it is actually better today than with the MD-80 fleet. Our revenue per aircraft is greater, and we have the ability to fly profitably further down the off-peak curve, thereby allowing us greater fleet utilization both in our weekly cycle and in our peak months. As an example, our average daily block hour per aircraft in the past three years, 2016-2018 averaged 6.2 hours in Q3. This year we averaged 7.4 hours, a 19.4 percent increase in utilization. “We are in an excellent place in the history of the company. We have spent the past three-to-four years devising our current Allegiant 2.0 plan, and we are pacing nicely in the implementation. Our team members have been a critical component in the execution of the plan. We continue to excel in operational performance, number one in overall completion reported to date for the third quarter. Our product is our people, and it keeps getting better every day. Hats off to all who produced a tremendous quarter during a very busy summer."

Airline only third quarter 2019 results

•	Diluted earnings per share were $3.06, an increase of nearly $2.00 per share versus last year

•	17.9 percent operating margin for the quarter and 21.3 percent year to date

•	TRASM increased 4.3 percent despite capacity growth of 5.8 percent

•	Quarter negatively impacted .5 percent due to Hurricane Dorian

•	Total fare increased 1.8 percent despite increasing aircraft utilization by 15.6 percent

•	Fixed fee flying set a quarterly record of almost $20 million in revenue contribution

•	Cobrand credit card total revenue was $2.58 per passenger during the quarter

•	Named Best Airline Co-Branded Credit Card by the USA Today 10Best Readers Choice Awards

•	Third party hotel net revenue grew 17 percent easily exceeding growth in passengers

•	Fuel gallons used increased only 3.0 percent on ASM growth of 6.7 percent

•	Increase in ASMs per gallon of 3.6 percent to 80.3

•	Airline unit cost excluding fuel decreased by 5.6 percent

•	Maintenance, continued improvement in operations, and lower airport fees were the largest drivers

Airline operational highlights

•	Departures in the third quarter were up 8.2 percent year over year despite eight fewer average number of aircraft in service

•	Improved industry leading completion despite an increase in cancellations of more than 1.5x due to weather

•	Controllable completion was 99.97 percent, up from 99.52 percent year over year

•	On time performance (A-14) for the quarter was 79.2 percent up 4.7 points year over year

•	Controllable A-14 was 88.3 percent, up 4.5 points from last year

•	Irregular operations costs - third quarter down $5.5 million or 53 percent

•	Year to date irregular operations costs were down $14 million or 53 percent

Allegiant Q3 2019 Earnings

Liquidity and shareholder returns

•	Total cash and investments at September 30 were $442 million

•	Total debt declined from the second quarter to $1.4 billion

•	We have 30 unencumbered aircraft

•	$81 million available under the revolving credit facility

•	Returned $14.7 million through share repurchases in the quarter - purchased at an average of $141.64 per share

•	Currently have approximately $85 million in share repurchase authority

•	Returned $11 million in dividends in the third quarter

•	Expect to pay dividend of $0.70 per share on December 12, 2019 to shareholders of record as of November 22, 2019

Non-airline highlights

•	Non-airline businesses resulted in a combined operating loss of $5.2 million during third quarter

•	In discussion with potential buyers for Teesnap

Allegiant Q3 2019 Earnings

•

Guidance, subject to revision

Full year 2019 guidance	Previous	Current
Fuel cost per gallon	$2.15	$2.15
Available seat miles (ASMs) / gallon	82.0 to 83.0	82.5 to 83

Interest expense (millions)	$75 to $80	$70 to $75
Tax rate	23 to 24%	23 to 24%
Share count (millions)	15.9	16.0
Earnings per share	$13.50 to $14.25	$14.25 to $14.75

System ASMs - year over year change	8 to 9%	8.5 to 8.9%
Scheduled service ASMs - year over year change	8 to 9%	8.5 to 8.9%

Depreciation expense (millions)	$155 to $160	$155 to $160
Airline operating CASM excluding fuel - year over year change	(4) to (3)%	(3.9) to (3.3)%

Airline CAPEX - full year 2019
Capital expenditures (millions)	$385 to 390	$375 to 380
Capitalized Airbus deferred heavy maintenance (millions) *	$85 to 95	$75 to 80

Sunseeker Resorts Project - 2019 **
Project spend -YTD 2019 (millions)	$17	$33
Expected full year 2019 spend (millions)	$150 to 175	$90 to 100

Sunseeker Resorts Project - Total project **
Project spend - project to date (millions)	$67	$81
Total expected project spend (millions) ***	$470	$470

Other CAPEX - full year 2019****
Capital expenditures (millions)	$15 to 20	$15 to 20

Previous guidance as of July 24, 2019
* Not included in capital expenditure total
** Total project spend includes $25m of pre-operating expense
*** Of the total remaining capex, expect to receive $175m in third party financing from an affiliate of TPG Sixth Street Partners as the last funds in the project, of which 2/3 will be non-recourse to Allegiant Travel Company
**** Includes Allegiant Nonstop

Aircraft fleet plan by end of period

Aircraft - (seats per AC)	YE18	1Q19	2Q19	3Q19	YE19
A319 (156 seats)	32	37	37	37	38
A320 (177/186 seats)	44	47	49	52	55
Total	76	84	86	89	93

Aircraft listed in table above include only in-service aircraft and future aircraft under contract (subject to change)

Allegiant Travel Company will host a conference call with analysts at 5:30 p.m. ET Thursday, October 24, 2019 to discuss its third quarter 2019 financial results. A live broadcast of the conference call will be available via the Company’s Investor Relations website homepage at http://ir.allegiantair.com. The webcast will also be archived in the “Events & Presentations” section of the website.

Allegiant Q3 2019 Earnings

Allegiant Travel Company
Las Vegas-based Allegiant (NASDAQ: ALGT) is an integrated travel company with an airline at its heart, focused on connecting customers with premier leisure experiences - from vacations to hometown family entertainment. Since 1999, Allegiant Air has linked travelers in small-to-medium cities to world-class vacation destinations with all-nonstop flights and industry-low average fares. Today, Allegiant serves more than 450 routes across the country, with base airfares less than half the cost of the average domestic roundtrip ticket. Allegiant’s Sunseeker Resorts subsidiary is currently under construction with its inaugural resort property, Sunseeker Resort Charlotte Harbor in Southwest Florida - a unique waterside integrated resort like no other. And a growing group of Allegiant Nonstop family entertainment centers offer state-of-the art indoor games and attractions to thrill seekers of all ages. For more information, visit us at Allegiant.com. Media information, including photos, is available at http://gofly.us/iiFa303wrtF

Media Inquiries: mediarelations@allegiantair.com

Investor Inquiries: ir@allegiantair.com

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in this press release that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding future expenses, revenues, earnings, ASM growth, fuel consumption, expected capital expenditures, number of contracted aircraft to be placed in service in the future, the development and financing of our Sunseeker Resort, as well as other information concerning future results of operations, business strategies, financing plans, industry environment and potential growth opportunities. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," “guidance,” "anticipate," "intend," "plan," "estimate", “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, an accident involving, or problems with, our aircraft, public perception of our safety, our reliance on our automated systems, our reliance on third parties to deliver aircraft under contract to us on a timely basis, risk of breach of security of personal data, volatility of fuel costs, labor issues and costs, the ability to obtain regulatory approvals as needed , the effect of economic conditions on leisure travel, debt covenants and balances, the ability to finance aircraft under contract, terrorist attacks, risks inherent to airlines, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, the ability to successfully develop and finance a resort in Southwest Florida, governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Detailed financial information follows:

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Percent
	2019	2018	change
OPERATING REVENUE:
Passenger revenue	$391,222	$355,100	10.2
Third party products	18,207	15,921	14.4
Fixed fee contract revenue	19,797	14,791	33.8
Other revenue	7,283	7,297	(0.2)
Total operating revenue	436,509	393,109	11.0
OPERATING EXPENSES:
Aircraft fuel	104,583	113,525	(7.9)
Salary and benefits	107,586	97,706	10.1
Station operations	43,522	43,128	0.9
Maintenance and repairs	24,768	31,983	(22.6)
Depreciation and amortization	39,436	34,658	13.8
Sales and marketing	17,591	16,798	4.7
Aircraft lease rental	—	671	(100.0)
Other	26,907	28,459	(5.5)
Total operating expense	364,393	366,928	(0.7)
OPERATING INCOME	72,116	26,181	175.5
OTHER (INCOME) EXPENSE:
Interest expense	19,506	14,309	36.3
Capitalized interest	(903)	—	NM
Interest income	(3,335)	(2,425)	37.5
Other, net	(57)	(118)	(51.7)
Total other expense	15,211	11,766	29.3
INCOME BEFORE INCOME TAXES	56,905	14,415	294.8
PROVISION FOR INCOME TAXES	12,976	(732)	NM
NET INCOME	$43,929	$15,147	190.0
Earnings per share attributable to common shareholders(1):
Basic	$2.70	$0.94	187.2
Diluted	$2.70	$0.94	187.2
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	16,037	15,957	0.5
Diluted	16,039	15,962	0.5

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Three Months Ended September 30,		Percent
	2019	2018	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	3,806,369	3,503,849	8.6
Available seat miles (ASMs) (thousands)	3,888,400	3,643,948	6.7
Operating expense per ASM (CASM) (cents)	9.37	10.07	(7.0)
Fuel expense per ASM (cents)	2.69	3.12	(13.8)
Operating CASM, excluding fuel (cents)	6.68	6.95	(3.9)
ASMs per gallon of fuel	80.3	77.5	3.6
Departures	27,707	25,601	8.2
Block hours	59,678	56,329	5.9
Average stage length (miles)	823	838	(1.8)
Average number of operating aircraft during period	87.6	95.6	(8.4)
Average block hours per aircraft per day	7.4	6.4	15.6
Full-time equivalent employees at end of period	4,267	3,835	11.3
Fuel gallons consumed (thousands)	48,443	47,016	3.0
Average fuel cost per gallon	$2.16	$2.41	(10.4)
Scheduled service statistics:
Passengers	3,753,611	3,461,267	8.4
Revenue passenger miles (RPMs) (thousands)	3,170,826	2,988,962	6.1
Available seat miles (ASMs) (thousands)	3,687,473	3,485,800	5.8
Load factor	86.0%	85.7%	0.3
Departures	26,238	24,281	8.1
Block hours	56,576	53,723	5.3
Total passenger revenue per ASM (TRASM) (cents)(2)	11.10	10.64	4.3
Average fare - scheduled service(3)	$54.20	$59.23	(8.5)
Average fare - air-related charges(3)	$50.03	$43.36	15.4
Average fare - third party products	$4.85	$4.60	5.4
Average fare - total	$109.08	$107.19	1.8
Average stage length (miles)	824	845	(2.5)
Fuel gallons consumed (thousands)	46,038	44,910	2.5
Average fuel cost per gallon	$2.17	$2.41	(10.0)
Percent of sales through website during period	93.1%	93.7%	(0.6)
Other data:
Rental car days sold	482,944	472,301	2.3
Hotel room nights sold	99,991	95,690	4.5

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Allegiant Travel Company
Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,		Percent
	2019	2018	change
OPERATING REVENUE:
Passenger revenue	$1,265,978	$1,157,443	9.4
Third party products	53,557	44,045	21.6
Fixed fee contract revenue	42,859	33,000	29.9
Other revenue	17,498	20,845	(16.1)
Total operating revenue	1,379,892	1,255,333	9.9
OPERATING EXPENSES:
Aircraft fuel	324,253	342,006	(5.2)
Salary and benefits	340,589	312,314	9.1
Station operations	128,357	122,265	5.0
Maintenance and repairs	68,470	75,864	(9.7)
Depreciation and amortization	114,112	92,641	23.2
Sales and marketing	59,057	54,224	8.9
Aircraft lease rentals	—	767	(100.0)
Other	73,756	74,881	(1.5)
Total operating expense	1,108,594	1,074,962	3.1
OPERATING INCOME	271,298	180,371	50.4
OTHER (INCOME) EXPENSE:
Interest expense	58,531	40,467	44.6
Capitalized interest	(3,444)	(279)	NM
Interest income	(10,038)	(6,259)	60.4
Loss on extinguishment of debt	3,677	—	NM
Other, net	(41)	(408)	(90.0)
Total other expense	48,685	33,521	45.2
INCOME BEFORE INCOME TAXES	222,613	146,850	51.6
PROVISION FOR INCOME TAXES	51,017	26,494	92.6
NET INCOME	$171,596	$120,356	42.6
Earnings per share attributable to common shareholders(1):
Basic	$10.55	$7.46	41.4
Diluted	$10.54	$7.45	41.5
Weighted average shares outstanding used in computing earnings per share attributable to common shareholders(1):
Basic	16,037	15,929	0.7
Diluted	16,045	15,938	0.7

NM - Not meaningful
(1) The Company's unvested restricted stock awards are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock. The Basic and Diluted earnings per share calculations for the periods presented reflect the two-class method mandated by ASC Topic 260, "Earnings Per Share." The two-class method adjusts both the net income and the shares used in the calculation. Application of the two-class method did not have a significant impact on the Basic and Diluted earnings per share for the periods presented.

Allegiant Travel Company
Operating Statistics
(Unaudited)

	Nine Months Ended September 30,		Percent
	2019	2018	change (1)
OPERATING STATISTICS
Total system statistics:
Passengers	11,426,183	10,510,913	8.7
Available seat miles (ASMs) (thousands)	12,245,704	11,294,805	8.4
Operating expense per ASM (CASM) (cents)	9.05	9.52	(4.9)
Fuel expense per ASM (cents)	2.65	3.03	(12.5)
Operating CASM, excluding fuel (cents)	6.41	6.49	(1.2)
ASMs per gallon of fuel	82.2	76.8	7.1
Departures	83,454	76,912	8.5
Block hours	187,829	174,838	7.4
Average stage length (miles)	858	868	(1.2)
Average number of operating aircraft during period	84.1	92.4	(9.0)
Average block hours per aircraft per day	8.2	6.9	18.8
Full-time equivalent employees at end of period	4,267	3,835	11.3
Fuel gallons consumed (thousands)	148,980	147,172	1.2
Average fuel cost per gallon	$2.18	$2.32	(6.0)
Scheduled service statistics:
Passengers	11,307,004	10,422,579	8.5
Revenue passenger miles (RPMs) (thousands)	9,964,948	9,299,355	7.2
Available seat miles (ASMs) (thousands)	11,800,788	10,883,630	8.4
Load factor	84.4%	85.4%	(1.0)
Departures	80,149	73,537	9.0
Block hours	180,674	167,947	7.6
Total passenger revenue per ASM (TRASM) (cents)(2)	11.18	11.04	1.3
Average fare - scheduled service(3)	$60.40	$65.72	(8.1)
Average fare - air-related charges(3)	$51.56	$45.33	13.7
Average fare - third party products	$4.74	$4.23	12.1
Average fare - total	$116.70	$115.28	1.2
Average stage length (miles)	861	874	(1.5)
Fuel gallons consumed (thousands)	143,433	141,452	1.4
Average fuel cost per gallon	$2.17	$2.31	(6.1)
Percent of sales through website during period	93.4%	93.8%	(0.4)
Other data:
Rental car days sold	1,495,502	1,408,357	6.2
Hotel room nights sold	319,197	313,360	1.9

(1) Except load factor and percent of sales through website, which is percentage point change.
(2) Various components of this measurement do not have a direct correlation to ASMs. These figures are provided on a per ASM basis to facilitate comparison with airlines reporting revenues on a per ASM basis.
(3) Reflects division of passenger revenue between scheduled service and air-related charges in Company's booking path.

Summary Balance Sheet

Unaudited (millions)	9/30/2019	12/31/2018	Percent Change
	(unaudited)
Unrestricted cash and investments
Cash and cash equivalents	$88.1	$81.5	8.1%
Short-term investments	314.8	314.5	0.1
Long-term investments	39.1	51.5	(24.1)
Total unrestricted cash and investments	442.0	447.5	(1.2)
Debt
Current maturities of long-term debt and finance lease obligations, net of related costs(1)	138.7	152.3	(8.9)
Long-term debt and finance lease obligations, net of current maturities and related costs	1,213.3	1,119.4	8.4
Total debt	1,352.0	1,271.7	6.3
Total Allegiant Travel Company shareholders’ equity	826.6	690.3	19.7

(1) As of December 31, 2018, $428.0 million of the Company's Unsecured Senior Notes (which matured on July 15, 2019) were classified as long-term as management refinanced the borrowings on a long-term basis in February 2019.

Summary Cash Flow

	Nine Months Ended September 30,		Percent
Unaudited (millions)	2019	2018	Change
Cash provided by operating activities	$321.4	$290.1	10.8%
Purchase of property and equipment, including capitalized interest	350.2	274.0	27.8
Repurchase of common stock	18.5	3.6	413.9
Cash dividends paid to shareholders	34.2	33.9	0.9
Proceeds from the issuance of long-term debt	770.4	191.7	301.9
Principal payments on long-term debt & finance lease obligations	671.0	171.4	291.5

EPS Calculation

The following table sets forth the computation of net income per share, on a basic and diluted basis, for the periods indicated (share count and dollar amounts other than per-share amounts in table are in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Basic:
Net income	$43,929	$15,147	$171,596	$120,356
Less net income allocated to participating securities	(578)	(194)	(2,441)	(1,602)
Net income attributable to common stock	$43,351	$14,953	$169,155	$118,754
Earnings per share, basic	$2.70	$0.94	$10.55	$7.46
Weighted-average shares outstanding	16,037	15,957	16,037	15,929
Diluted:
Net income	$43,929	$15,147	$171,596	$120,356
Less net income allocated to participating securities	(578)	(194)	(2,440)	(1,601)
Net income attributable to common stock	$43,351	$14,953	$169,156	$118,755
Earnings per share, diluted	$2.70	$0.94	$10.54	$7.45
Weighted-average shares outstanding	16,037	15,957	16,037	15,929
Dilutive effect of stock options and restricted stock	56	35	45	42
Adjusted weighted-average shares outstanding under treasury stock method	16,093	15,992	16,082	15,971
Participating securities excluded under two-class method	(54)	(30)	(37)	(33)
Adjusted weighted-average shares outstanding under two-class method	16,039	15,962	16,045	15,938

Appendix A
Non-GAAP Presentation
Three and Nine Months Ended September 30, 2019 and 2018
(Unaudited)

Airline operating revenue, airline operating income, airline net income, airline operating expense, and airline diluted earnings per share all eliminate the effects of non-airline operating activity, which is not reflective of the airline operating performance. Airline earnings before interest, taxes, depreciation and amortization ("Airline EBITDA") eliminates the effects of non-airline operating activity and other items. As such, all of these are non-GAAP financial measures. We believe the presentation of these measures is relevant and useful for investors because it allows them to better gauge the performance of the airline and to compare our results to other airlines.

The SEC has adopted rules (Regulation G) regulating the use of non-GAAP financial measures. Because of our use of non-GAAP financial measures in this press release to supplement our consolidated financial statements presented on a GAAP basis, Regulation G requires us to include in this press release a presentation of the most directly comparable GAAP measure, which is operating revenue, operating income, net income, operating expenses, and diluted earnings per share and a reconciliation of the non-GAAP measures to the most comparable GAAP measure. Our utilization of non-GAAP measurements is not meant to be considered in isolation or as a substitute for operating income, net income or other measures of financial performance prepared in accordance with GAAP. Our use of these non-GAAP measures may not be comparable to similarly titled measures employed by other companies in the airline and travel industry. The reconciliation of each of these measures to the most comparable GAAP measure for the periods is indicated below.

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of airline operating CASM excluding fuel (millions, unless otherwise noted)
Consolidated operating expense (GAAP)	$364.4	$366.9	$1,108.6	$1,075.0
Less aircraft fuel expense	104.6	113.5	324.3	342.0
Less non-airline operating expense(1)	10.9	6.2	34.0	13.4
Total airline operating expense less fuel expense(1)	248.9	247.2	750.3	719.6

System available seat miles	3,888.4	3,643.9	12,245.7	11,294.8
Cost per available seat mile (cents) as reported	9.37	10.07	9.05	9.52
Cost per available seat mile excluding fuel and non-airline operating expense (cents)(1)	6.40	6.78	6.13	6.37

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of airline operating revenue, operating income, net income, and EBITDA (millions, unless otherwise noted)
Operating revenue as reported (GAAP)	$436.5	$393.1	$1,379.9	$1,255.3
Non-airline operating revenue(1)	5.6	2.7	13.9	6.0
Airline operating revenue(1)	430.9	390.4	1,366.0	1,249.3

Operating income as reported (GAAP)	72.1	26.2	271.3	180.4
Non-airline operating loss(1)	(5.2)	(3.5)	(20.1)	(7.3)
Airline operating income(1)	77.3	29.7	291.4	187.7
Airline operating margin	17.9%	7.6%	21.3%	15.0%

Net income as reported (GAAP)	43.9	15.1	171.6	120.4
Non-airline net loss(1)	(5.7)	(3.5)	(21.2)	(7.4)
Airline net income(1)	49.6	18.6	192.8	127.8

Airline operating income(1)	77.3	29.7	291.4	187.7
Add: Airline depreciation and amortization(1)	38.4	34.1	110.5	91.3
Airline EBITDA(1)	115.7	63.8	401.9	279.0
Average number of aircraft in service (#)	87.6	95.6	84.1	92.4
Airline EBITDA per aircraft	1.3	0.7	4.8	3.0

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Reconciliation of airline diluted earnings per share
Net income as reported (GAAP) (millions)	$43.9	$15.1	$171.6	$120.4
Airline net income (millions)(1)	49.6	18.6	192.8	127.8

Diluted shares used for computation (thousands)	16,039	15,962	16,045	15,938

Diluted earnings per share as reported (per share) (GAAP)	$2.70	$0.94	$10.54	$7.45

Airline diluted earnings per share(1)	$3.06	$1.15	$11.85	$7.91

(1) Denotes non-GAAP figure.